UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 16, 2024, the Board of Directors of Cibus, Inc. (the “Company” or “Cibus”) approved a strategic realignment, which includes an immediate reduction in workforce of approximately 26 full-time employees. The Company estimates that it will incur approximately $0.35 million of one-time costs in the fourth quarter of 2024 in connection with this reduction in workforce, primarily related to accrued vacation and severance payments. The Company communicated the workforce reduction to affected employees on October 18, 2024.

The Company has initiated additional cost reduction actions designed to preserve capital resources for the advancement of its streamlined priority objectives, which initiatives include reductions in expenditures for consultants and other third-party service providers, organizational restructuring and related talent optimization, and streamlining of rent and facility expenses, including the non-renewal of the lease for the Company’s Oberlin facility upon expiration in August 2025.

Forward-Looking Statements

This 8-K contains “forward-looking statements” within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus’ cost reduction initiatives, reduction in headcount and associated costs, as well as Cibus’ strategy, future operations, prospects, and plans are forward-looking statements. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “scheduled,” “could,” “would” and “will,” or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus’ management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus’ actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus’ need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus’ intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus’ platform or trait product development efforts; Cibus’ reliance on third parties in connection with its development activities; challenges associated with Cibus’ ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus’ traits or that farmers and processors fail to work effectively with crops containing Cibus’ traits; delays or disruptions in the Company’s platform or trait product development efforts; challenges that arise in respect of Cibus’ production of high-quality plants and seeds cost effectively on a large scale; Cibus’ dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; delays and uncertainties regarding regulatory developments in the European Union; Cibus’ ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus’ technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus’ ability to execute on its business plan; the outcome of any litigation related to the merger transactions with Cibus Global LLC; the Company’s assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the “Risk Factors” section of Cibus’ Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on March 21, 2024. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Cibus’ assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement and involves such risks and uncertainties. Accordingly, the Company could use its available capital resources sooner than it currently expects.

In addition, the forward-looking statements included in this 8-K represent Cibus’ views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus’ views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2024

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer and Chairman